LEASE AGREEMENT

         THIS LEASE AGREEMENT ("Lease") is made and entered as of December 26, 2000, by and between, JERRY HONEYWELL AND CAROL HONEYWELL, AS TRUSTEES OF THE JERRY HONEYWELL AND CAROL HONEYWELL TRUST, as Landlord, and VIDEOLOCITY, INC. (formerly named, Moviesonline, Inc.), a Nevada corporation, as Tenant.

FOR GOOD AND VALUABLE CONSIDERATION and the mutual observances of the terms and covenants herein, the parties agree, as follows:

1. Premises. Landlord hereby leases to Tenant on a 24-hour, 7-day a week basis, the two-story office building owned by Landlord, located at 1762-A, Prospector Drive, Park City, Utah 84060, consisting of a first floor (the "First Floor") and a second floor (the "Second Floor") (together, the "Premises").

2. Term. This Lease shall be in effect with respect to the First Floor for an initial term, which shall commence on January 1, 2001, and end on December 31, 2001. This Lease shall be in effect with respect to the Second Floor for an initial term, which shall commence on February 15, 2001, and end on December 31, 2001. In the event Tenant holds over after the expiration of this Lease, Tenant shall become a tenant at will.

3. Option to Renew. Provided that Tenant has not been in default under this Lease at any time, Tenant shall have the option to renew the term of this Lease for an additional term, which shall commence on January 1, 2002, and end on December 31, 2002. All of the terms and conditions of this Lease shall remain the same during the renewal term, except that the rent during the renewal term shall be subject to negotiation between Landlord and Tenant, but in no event less than the rent provided during the initial term. Tenant shall exercise the option to renew by providing Landlord with written notice thereof at least one hundred twenty (120) days prior to the end of the initial term of this Lease. Within ten (10) days after receipt of such written notice by Landlord, Tenant and Landlord shall meet and negotiate in good faith to arrive at the rent for the renewal term.

4.   Rent.  Tenant agrees to pay rent for the Premises, in advance, as follows:

         (a) For the First Floor: (i) the sum of $2,000.00 upon the execution of this Lease for the month of January, 2001 and (ii) thereafter, the sum of $2,000.00 on the first day of each and every month during the term of this Lease.

         (b) For the Second Floor: (i) the sum of $1,000.00, on or before February 1, 2001, for the period February 15, 2001, through February 28, 2001; and (ii) thereafter the sum of $2,000.00 on the first day of each and every month during the term of this Lease.

5. Late Payment Fee. If any monthly  installment of rent is not paid within five
(5) days of the date it is due, a late payment fee equal to ten percent (10%) of the amount of the late monthly installment shall be added and be due and payable without notice to Tenant. If any two (2) monthly installments of rent are not paid within five (5) days of the date they are due, or if any check from Tenant to Landlord is returned to Landlord for insufficient funds, Landlord may require that all future monthly rent payments be in the form of cashier's checks.

6. Security Deposit. Concurrently with the execution of this Lease, Tenant shall pay to Landlord a security deposit in the amount of $12,000.00. Throughout the term of the Lease, Landlord shall be entitled to hold the security deposit, without interest, in Landlord's general funds, and to use the security deposit to pay any defaulted rent or other costs associated with the Premises that are the obligations of Tenant and which have not been paid by Tenant. At any time Landlord expends funds from the security deposit to pay any obligation of Tenant under this Lease, Landlord will notify Tenant, and Tenant shall have five (5) days in which to pay to Landlord the amount required in order to restore the full amount of the security deposit. Failure to so restore the security deposit will be a default under this Lease. Provided that Tenant has not been in default under this Lease at any time, Landlord shall apply the security deposit to pay the last two (2) months rent due during the initial term of this Lease; provided, however, if Tenant has not been in default under this Lease at any time and has exercised timely the option to renew, Landlord shall instead apply the security deposit to pay the last two (2) months rent due during the renewal term of this Lease. Any amount of the security deposit remaining at the expiration of this Lease shall be returned to Tenant by Landlord within ten (10) days, less charges for any damages to the Premises or other obligations to Landlord for which Tenant is responsible.

7. Interest. Any obligation of Tenant to Landlord under this Lease, including any advance made by Landlord for an obligation of Tenant under this Lease which Tenant is required to pay but has not paid, which is in excess of the amount available to Landlord from the security deposit, shall accrue interest at the rate of eighteen percent (18%) per annum from the date such obligation arises until fully paid to Landlord.

8. Utilities; Snow Removal. Landlord shall pay for all gas, electric power, and water services consumed on the Premises by Tenant. Tenant will be responsible for any damages resulting to the Premises as a result of Tenant's failure to maintain adequate temperatures in the Premises to prevent freezing of pipes or other damage to the Premises. Landlord shall be responsible for the removal of snow from the entrance to the Premises. Tenant shall be responsible for its own telephone services.

9. Trash Disposal; Janitorial. Landlord shall pay any charges for the pick-up and disposal of trash from the Premises. Tenant shall pay and be responsible for its own janitorial services and supplies for the Premises, which shall be provided by a reputable, independent janitorial services company. The janitorial services company employed by Tenant shall be subject to the reasonable approval of Landlord. Janitorial services shall be performed no less than once each week and shall include, at a minimum, removal of all trash, vacuuming of all carpets, mopping of all tile floors, and the thorough cleaning of the rest rooms on the Premises.

10.  Insurance; Indemnification.

         (a) Fire and casualty insurance for the full replacement value of the building constituting a part of the Premises will be provided and paid for by Landlord. This insurance will not cover any loss to Tenant's personal property, inventory, or fixtures. Tenant shall insure its personal property at its sole cost and expense.

         (b) Tenant shall provide and maintain public liability insurance for those claims arising from injuries within or about the Premises or directly attributable to Tenant's negligence or actions related thereto. Tenant shall carry commercial general liability insurance in the aggregate amount of not less than $1,000,000.00, per occurrence and aggregate, with Landlord as an additional named insured thereon.

         (c) Notwithstanding Tenant's obligation to purchase general liability insurance, Tenant agrees to indemnify and hold Landlord harmless from any and all claims, causes of action, loss, damage or expense, including attorney's fees, for personal injury and property damage arising from or relating to the use of the Premises and the adjacent parking lot and walkways by Tenant, its officers, employees, agents, guests and invitees, except for Landlord's gross negligence or wilful acts. Prior to taking possession of the Premises, Tenant will provide to Landlord a Certificate of Liability Insurance showing that insurance in compliance with this Paragraph 10 has been purchased by Tenant. Such Certificate of Liability Insurance shall provide for no less than thirty
(30) days notice of cancellation to Landlord and shall be in form and substance acceptable to Landlord.

11. Property Taxes. Landlord shall be solely responsible to pay any and all real property taxes and assessments against the Premises. Tenant shall be solely responsible to pay any and all personal property taxes assessed against Tenant's personal property located at the Premises.

12. Condition of Premises. Tenant has inspected the Premises and accepts the Premises it their present "as is" condition. Landlord shall have no obligation to make any changes, alternations, or improvements to the Premises.

13. Use of Premises; Alterations and Improvements. Tenant has leased the Premises for general office use and no other use of the Premises is permitted. Any change in such use shall require the advance written consent of Landlord. Unless otherwise agreed to in writing by Landlord, Tenant agrees that its use and occupancy of the Premises will be limited, as follows:

         (a) Tenant shall not conduct any business from the Premises that is deemed extra-hazardous, or will result in an increase in fire insurance premiums on the Premises, on inability to obtain fire insurance at standard rates. Tenant shall not create unreasonable levels of noise, odor, or vibration that might reasonably be expected to penetrate to adjoining properties and cause annoyance to the owners or occupants of the same. Tenant shall not conduct any activity on the Premises that is prohibited by law. Tenant shall commit no waste on the Premises.

         (b) Tenant shall not store, use, or dispose of Hazardous Materials or Toxic Wastes on the Premises, (except in such limited quantities as are reasonable and customary in the routine operation of Tenant's business and then only in compliance with all applicable laws, rules and regulations of local, state and federal governmental agencies). For the purposes of this Lease, the term "Hazardous Materials" shall mean any product or substance that is regulated under state or federal environmental laws, including, without limitation, the Utah Hazardous Waste Act (26-14-2 UCA), the Hazardous Materials Transportation Act, Clean Water Act (33 USC 1317), the Resources Conservation and Recovery Act (42 USC 6901), the Comprehensive Environmental Response, Compensation, and Liability Act (42 USC 9601), or any other state or federal statute or regulation now in effect or later adopted. Any violation of these Acts is a violation of this Lease.

         (c) Tenant shall not make any structural alterations or material changes to the Premises, including construction or removal of partition walls or the penetration of exterior walls or roofs, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

         (d) Tenant shall make no exterior modifications to the building or grounds constituting the Premises without the written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

         (e) In the event that Tenant obtains Landlord's written consent to any alterations or improvements to the Premises, Tenant shall not permit mechanics' or materialmen's liens related to Tenant's construction of such improvements to attach to the Premises. In the event a liens is filed against the Premises, Landlord may give Tenant written notice to either remove such lien, or, in the alternative, to post an amount equal to twice the amount of the lien claim in escrow pending the resolution of the dispute with the lien claimant. If Tenant fails to obtain a lien release or bond for the lien within five (5) days of demand from Landlord, Tenant shall be in monetary default under this Lease, and Landlord shall have all the remedies available under this Lease, including termination of this Lease. Termination of this Lease will not, however, absolve Tenant of the obligation to remove the lien or to indemnify Landlord against the lien.

14. Parking. Tenant shall have the right to use of the surface parking lot adjacent to the Premises in common with other neighboring property owners and their guests and invitees, on a first come/first served basis, without additional charge of any kind, so long as such parking does not violate any law or create a nuisance.

15. Signs. No signs, banners, or advertising material shall be placed on the exterior of the Premises without the written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Any signs, banners, or advertising material shall be paid for by Tenant and shall conform to and comply with any applicable sign ordinance or other laws, rules and regulations of Park City Municipal Corporation. Any required sign permits shall be applied for and paid for by Tenant.

16. Maintenance and Repairs. Tenant shall be solely responsible for the maintenance of the interior of the Premises in a clean, attractive, sanitary and well kept condition. Landlord shall be responsible to maintain, repair or replace, as necessary, the plumbing system and fixtures, heating system and furnace, electrical systems and wiring, and all mechanical systems so that the same shall always be in good working order and repair and in compliance with applicable building codes and safety requirements of all local, state and federal governmental agencies. Landlord shall also maintain, repair and replace, as necessary, the roof, walls, glazing and other structural components of the building constituting the Premises, unless damage is caused by the acts or negligence of Tenant or Tenant's employees, agents, guests or invitees, in which case Tenant shall reimburse Landlord for the cost of all required repairs. Landlord shall supply working light bulbs to all light fixtures in the Premises upon commencement of this Lease; thereafter, Tenant shall be responsible for the replacement of any light bulbs in such light fixtures.

17. Assignment and Subleasing. Tenant shall have no right to sub-let the Premises or assign this Lease, whether in full or in part, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, and any purported assignment or sublease of the Tenant without Landlord's prior written consent shall be absolutely void and of no effect whatsoever. The sale of Tenant's business, or a controlling interest in Tenant's business, shall be deemed to be an assignment of the Lease, which requires Landlord's prior written consent. In no event shall Landlord be required to release Tenant in connection with any approved assignment of this Lease. In the event Tenant assigns or sub-lets this Lease (including an unapproved transfer of control of Tenant's business to a third party) in violation of this provision, Landlord shall have the option of declaring this Lease in default and/or terminating this Lease on fifteen (15) days' written notice to Tenant.

18. Abatement of Rent or Termination Following Casualty Loss. In the event of a fire or other casualty loss which makes the Premises uninhabitable for a period of more than one hundred twenty (120) days, Landlord shall have the option of terminating this Lease or abating the rent during the actual period of repairs and extending the Lease term by a period equal to the period during which the Premises are uninhabitable. If the nature of the damage is such that the Premises cannot reasonably be restored fully to their condition prior to the loss within one hundred twenty (120) days, Tenant may terminate this Lease by written notice to Landlord. Landlord shall not be liable to Tenant for lost profits, rent on temporary locations, or other costs or damages incurred by Tenant as a result of the Premises becoming uninhabitable due to fire or other casualty loss.

19. Landlord's Right to Inspect. Landlord shall have the right to inspect the Premises at reasonable times to insure compliance with this Lease. Inspection during Tenant's normal business hours is permitted with reasonable advance notice to Tenant; provided, however, Landlord shall make every effort not to inconvenience Tenant or to disrupt Tenant's business in connection with any such inspections. In the event of an emergency, Landlord may enter the Premises without notice Tenant in order to secure the Premises and make any emergency repairs.

20.  Remedies.

         (a) In the event of a default by Tenant in the payment of rent under this Lease, Landlord shall have all remedies available at law, including the right to enter and re-take possession of the Premises, or to re-let the Premises on Tenant's account and hold Tenant liable for the balance of the Lease term, and/or to bring an action against Tenant for the amounts owed. Landlord shall have the right, but not the obligation, to allow any approved sub-tenants to remain in possession, and to re-take possession of all or only portions of the Premises. Landlord shall give Tenant a written notice of any default in the payment of rent, stating the nature of the default and the amount owed. Tenant shall have five (5) days from the date of any such notice to pay all sums owing, including any late payment fee, and if not cured within such five (5) days, Landlord may exercise its legal and equitable remedies, including termination of this Lease and eviction of Tenant. Landlord may also sue Tenant for any amounts owed, with or without terminating this Lease.

         (b) In the event of a default under this Lease other than the payment of rent, or any other monetary sum, Landlord shall give Tenant twenty (20) days' written notice of the default specifying the nature of the default, and if the condition complained of is not cured within said twenty (20) days (or such longer period as may be required when the condition giving rise to the default is such that the default cannot be reasonably cured within 20 days, and Tenant has within the 20-day notice period undertaken the work necessary to effect a cure and is diligently prosecuting the same to completion), Landlord shall have the right to exercise all available legal and equitable remedies against Tenant to enforce the terms of this Lease, including the repossession of the Premises and/or termination of this Lease. Notwithstanding any time periods contained in this Lease, Tenant agrees to take such actions as are reasonable and necessary in the case of an emergency to secure the Premises and prevent further damage to the Premises until permanent repairs can be made.

         (c) The obligations of Tenant under this Lease shall survive the termination of Tenant's possession until fully paid. In addition to amounts due under this Lease, Tenant shall be liable for Landlord's reasonable attorney's fees and costs incurred in the enforcement of this Lease and the collection of amounts owed.

         (d) Landlord shall have the right, but not the obligation, to sub-let the Premises on Tenant's account for the remainder of the Lease term, and to hold Tenant liable for the difference in rent, if any, even if Tenant's possession has terminated because of Tenant's default under this Lease.

21. Condemnation. In the event that all of the Premises are taken by a governmental entity for public purposes, this Lease shall terminate on the effective date of such taking. In the event that only a portion of the Premises is taken by a governmental entity for public purposes, there shall be no reduction in rent unless the portion of the Premises taken materially interferes with Tenant's use of the Premises, in which case Tenant shall either have the right, at its option, to accept a reduction in rent offered by Landlord or to terminate this Lease. Any condemnation award in connection with either a total or partial taking of the Premises by a governmental entity for public purposes shall be apportioned between Landlord and Tenant as the parties may agree at the time in conjunction with the taking. Tenant shall have the right to appear on its own behalf in any condemnation suit to defend the value of its leasehold interest at Tenant's expense. If the parties are not able to agree on an apportionment of any award (and apportionment is not made in the condemnation proceeding), the apportionment will be submitted to binding arbitration under the rules of the American Arbitration Association, with each party to bear its own costs. If the taking has resulted in a loss of some of Tenant's space or facilities, but Tenant remains in possession and operation, rent will be adjusted proportionately for the loss of space or facilities.

22. Notices. Notices that may be required from time to time under this Lease shall be in writing and shall be sent or delivered to the parties addressed, as follows:


To Landlord:                                Jerry Honeywell and Carol Honeywell,
                                            as Trustees of The Jerry Honeywell
                                            and Carol Honeywell Trust
                                            Post Office Box 917
                                            Park City, Utah 84060

                                                     With a copy to:

                                                     Mr. Gary W. Nielsen
                                                     Attorney At Law
                                                     4970 North 400 West
                                                     Park City, Utah 84098

To Tenant:                                  Videolocity, Inc.
                                            1762-A Prospector Drive
                                            Park City, Utah 84060
                                            Attention: Mr. Jerry E. Romney, Jr.,
                                                       President

         Notice shall be effective upon personal delivery, or three (3) days after mailing by registered mail, return receipt requested. Notice may also be given by delivery to Federal Express or another national overnight delivery service, with notice so delivered being effective on the day of actual delivery as shown on the records of such delivery service. Either party may change its address or request that additional notices be sent to others by written notice given in accordance with this Paragraph 22.

23. Covenant of Quiet Enjoyment; Subordination. For so long as Tenant is faithfully performing its obligations under this Lease, Landlord promises to provide Tenant with quiet enjoyment of the Premises. Landlord shall pay all mortgages or trust deed loans recorded against the Premises. Tenant agrees that this Lease shall be subordinate to any mortgage or trust deed now recorded or hereafter recorded against the Premises; provided, however, that any mortgage or trust deed hereafter recorded against the Premises shall contain a non-disturbance provision for Tenant's benefit as a condition to the subordination of this Lease by Tenant.

24. Sale of Premises. This Lease shall be binding on the successors and assigns of Landlord in the event of a sale or transfer of the title to the Premises or any part thereof. No sale or transfer of title shall disturb Tenant's possession or quiet enjoyment of the Premises.

25. Surrender of Premises. Upon the expiration or sooner termination of this Lease, Tenant shall surrender the Premises to Landlord in substantially the same condition as existed on the date of commencement of this Lease, normal wear and tear excepted, and broom clean and free of all personal property and debris of Tenant. Tenant may remove all of its trade fixtures and equipment. Landlord may dispose of and discard any personal property or debris left on the Premises by Tenant at the cost and expense of Tenant and may deduct the cost and expense thereof from Tenant's security deposit.

26. Estoppel Certificate. Upon the written request of Landlord, Tenant shall provide a written statement to Landlord to the effect that this Lease is in full force and effect, and that Landlord is not in default on any obligations to Tenant, or if there are claims of default or offset against Landlord, Tenant shall describe those claims. Tenant's failure to provide such a written statement to Landlord within ten (10) days' after written request therefor from Landlord shall constitute a default under this Lease and entitle Landlord to exercise all its remedies under this Lease.

27. Attorney's Fees. If either party is required to bring suit to enforce the terms of this Lease, the prevailing party shall be entitled to recover its reasonable costs of enforcement, including reasonable attorney's fees, from the other party as additional damages and as a part of any judgment entered.

28. Commissions. The parties have negotiated this Lease themselves, without the involvement of real estate brokers or agents. Each party shall indemnify the other from any claims from third party real estate brokers or agents claiming a right to a commission relating to this Lease.

29. Covenant of Cooperation. Landlord agrees to cooperate with Tenant by joining in and executing any application for a building, sign, or similar permit which may be required in order to make any alterations or improvements to the Premises to which Landlord has consented in accordance with the terms of this Lease.

30. Miscellaneous. This Lease will be governed, interpreted and construed according to the laws of the State of Utah. This Lease represents the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior or contemporaneous oral or written understandings or agreements with respect to the subject matter hereof. This Lease may not be modified or amended except in a writing signed by the parties. Landlord and

Tenant agree to deal with one another fairly and in good faith in all matters arising under this Lease. Each party signing this Lease represents and warrants to the other that such party has obtained all consents and approvals and has all requisite power and authority to execute and deliver this Lease and to perform all its terms and conditions.

31. Counterparts; Facsimile Transmission. This Lease may be executed in counterparts, and all such counterparts taken together shall constitute but a single agreement. The facsimile transmission of a signed original counterpart of this Lease or of an amendment thereto by one party to this Lease to the other shall be deemed the same as delivery of a signed original.


IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

Landlord:

                                        ___________________________________
                                        JERRY HONEYWELL, AS TRUSTEE OF THE
                                        JERRY HONEYWELL AND CAROL HONEYWELL
                                        TRUST


                                        ___________________________________
                                        CAROL HONEYWELL, AS TRUSTEE OF THE
                                        JERRY HONEYWELL AND CAROL HONEYWELL
                                        TRUST


Tenant: VIDEOLOCITY, INC. (formerly named, Moviesonline, Inc.), a Nevada corporation



                                        By_________________________________
                                            Jerry E. Romney, Jr., President

                                   EXHIBIT "A"


                        INVENTORY 1762 A PROSPECTOR AVE.


THE FOLLOWING FURNITURE IS SUPPLIED TO VIDEOLOCITY, INC. AS-IS AND AT NO CHARGE FOR THEIR USE AS LONG AS THE LEASE BETWEEN THEM AND THE JERRY AND CAROL HONEYWELL TRUST IS IN EFFECT.


2 EA.             5' X 3' DESK/COMPUTER MODULES
2 EA.             CORNER COMPUTER TABLE MODULES
1 EA.             2' X 3' END TABLE MODULES
1 EA.             MOVABLE COMPUTER STANDS
1 EA.             2' X 4' SIDE DESK
2 EA.             3' X 6' DESK AND COMPUTER RETURN TABLES
1 EA.             3' X 5' DESK W/CURVED END
1 EA.             3' X 5' OAK CONFERENCE TABLE
6 EA.             OAK/BLUE UPHOLSTERY CONFERENCE TABLE CHAIRS
6 EA.             NS5E6(AM25) BURGUNDY UPHOLSTERED DESK CHAIRS
1 EA.             NS5E6(AM22) GRAY UPHOLSTERED DESK CHAIR
1 EA.             SUPERIOR GRAY UPHOLSTERED DESK CHAIR
1 EA.             4-DRAWER VERTICAL LEGAL FILE CABINET
2 EA.             ANDERSON/HICKEY 4-DRAWER VERTICAL FILE CABINET

                                                                     VIDEOLOCITY
                                                ................................
                                                         1762 A Prospector Drive
                                                           Park City, Utah 84060
                                                               Tel: 435-615-8338
                                                               Fax: 435-615-9979

August 31, 2001

Jerry Honeywell & Carol Honeywell, Trustees
of the Jerry Honeywell and Carol Honeywell Trust
P.O. Box 917
Park City, UT.   84060

Dear Mr. & Mrs. Honeywell,

Pursuant to paragraph 3 of that certain Lease Agreement dated as of December 26, 2000 by and between Videolocity, Inc. and the Jerry Honeywell and Carol Honeywell Trust, Videolocity is exercising its option to extend the term of said lease for the property situated at 1762 A Prospector Drive, Park City, Utah for one year following the expiration of the term, for both the first and second floors of said property. It is our understanding that the term of said Lease, for both floors, expires December 31, 2001. Therefore, the term of said Lease would be extended through December 31, 2002 with the same terms and conditions as set forth in said Lease, including the following request to be incorporated in the extension of the aforementioned Lease pursuant to this notice of extension, with the following conditions, precedent.

Videolocity requires that certain fixtures on the second floor be modified. Specifically, Videolocity requires that the reception desk and surrounding shelving on the second floor be removed to open the space up for a conference/reception area. Removing this fixture may necessitate the carpet be replaced in the immediate area where the fixture was located and the adjacent wall repainted where the shelving was attached. Please inform us as to if and when this can be facilitated.

This notice is hereby given as of August 31, 2001.

Sincerely,


Jerry Romney, Jr.
President


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